As filed with the Securities and Exchange Commission on March 23, 2010.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BANK OF COMMERCE HOLDINGS
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	94-2823865 (I.R.S. Employer Identification No.)
1951 Churn Creek Road Redding, California 96002, (530) 722-3939
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)
Patrick J. Moty
President and Chief Executive Officer
Bank of Commerce Holdings
1951 Churn Creek Road
Redding, California 96002
(530) 722-3953
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Bruce Dravis Downey Brand LLP 621 Capitol Mall 18th Floor Sacramento, California 95814 (916) 444-1000	Stephen M. Klein Graham & Dunn PC Pier 70 2801 Alaskan Way — Suite 300 Seattle, Washington 98121 (206) 624-8300
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-164863.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Share(1)	Price(1)	Fee(1)
Common Stock, no par value per share	1,380,000	$5.50	$7,590,000	$542.00

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

Explanatory Note
     This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1.
     This Registration Statement relates to the registration statement on Form S-1 (File No. 333-164863) (the “Prior Registration Statement”) filed by the Registrant on February 11, 2010, as amended by Amendment No. 1 filed by the Registrant on March 9, 2010 and Amendment No. 2 filed by the Registrant on March 12, 2010, and declared effective on March 23, 2010 by the Commission, and is being filed for the purpose of increasing the number of shares registered under the Prior Registration Statement by 1,380,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on March 23, 2010.

BANK OF COMMERCE HOLDINGS
By:	/s/ PATRICK J. MOTY
Patrick J. Moty
President & Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 23, 2010.

Signature	Title

/s/ PATRICK J. MOTY	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ SAMUEL D. JIMENEZ	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*
Kenneth R. Gifford, Jr.	Chairman of the Board of Directors

*
Orin Bennett	Director

*
Dave Bonucelli	Director

*
Gary Burks	Director

*
Russel L. Duclos	Director

*
Jon W. Halfhide	Director

*
David H. Scott	Director

*
Lyle L. Tullis	Director

*By:	/s/ PATRICK J. MOTY
Patrick J. Moty
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Downey Brand LLP

23.1	Consent of Moss Adams LLP

23.2	Consent of Downey Brand LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (1)

(1)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-164863) filed by the Registrant with the Commission on February 11, 2010 and incorporated herein by reference.